ASSIGNMENT
                             OF
               CONTRACT FOR SALE AND PURCHASE

      THIS ASSIGNMENT made and entered into this 17th day of August 2001, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Income & Growth Fund 23 LLC a Minnesota limited liability corporation ("Assignee");

     WITNESSETH, that:

      WHEREAS,  on  the  19th day of  July,  2001,  Assignor
entered into a Contract For Sale and Purchase (the "Agreement") for that certain property located at 3385 124th Avenue NW, Coon Rapids, MN (the "Property") with CNL Restaurant Investors Properties, Inc., as Seller; and

      WHEREAS, Assignor desires to assign an undivided sixty percent (60.0%) of its rights, title and interest in, to and under the Commitment to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.  ("Assignor")

By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI INCOME & GROWTH FUND 23 LLC  ("Assignee")
BY: AEI Fund Management XXI, Inc.


By: /s/ Robert P Johnson
        Robert P. Johnson, its President